UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2021

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-55264 (Commission File Number)	45-0486747 (I.R.S. Employer Identification Number)
140 Intracoastal Pointe Drive, Suite 404 Jupiter, FL 33477
(Address of principal executive offices and zip code)
(561) 743-8333
(Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

   On December 16, 2021, Dyadic International, Inc. (“Dyadic” or the “Company”) entered into a Research, License, and Collaboration Agreement (the “Agreement”) for the manufacture of therapeutic protein candidates using its C1 Platform with Janssen Biotech, Inc., one of the Janssen Pharmaceutical Companies of Johnson & Johnson (“Janssen”). Pursuant to the terms of the Agreement:

(i) Janssen will pay Dyadic an upfront payment of $500,000 for a non-exclusive license to utilize the C1 Platform to develop C1 production cell lines for the manufacturing of Janssen’s therapeutic protein candidates against several biologic targets,

(ii) Janssen will provide R&D funding up to €1.6 million to develop and assess C1 production cell lines for its product candidates,

(iii) Janssen will have an option to pay a mid-seven figure payment for an exclusive license from Dyadic to use the C1 Platform for the manufacturing of therapeutic proteins directed to one specific target, and upon exercise, Janssen would have the right to add additional non-exclusive targets to the collaboration and Dyadic would complete the C1 Platform technology transfer, fully enabling Janssen to internally develop C1 cell lines against licensed targets, and upon successful completion of the technology transfer, Dyadic is eligible to receive a milestone payment in the low seven figures,

(iv) for each product candidate, Dyadic could receive development and regulatory milestones in the mid-seven figures, and

(v) Dyadic could receive aggregate commercial milestone payments in the low nine figures per product, subject to a limit on the number of such products, with the amount depending on the cumulative amount of active pharmaceutical ingredient produced by Janssen for each product manufactured with Dyadic’s C1 Platform.

The foregoing description of the Agreement is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On December 17, 2021, the Company issued a press release regarding the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, other than the third paragraph of such press release.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is being filed herein:
Exhibit Number	Description

10.1(1)	Research, License, and Collaboration Agreement dated December 16, 2021
99.1	Press Release Dated December 17, 2021
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

(1) In accordance with Item 601(b)(10) of Regulation S-K, certain provisions or terms of the Agreement have been redacted. The Company will provide an unredacted copy of the exhibit on a supplemental basis to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2021

Dyadic International, Inc.

By:	/s/ Mark A. Emalfarb
Name:	Mark A. Emalfarb
Title:	Chief Executive Officer